Exhibit 10.2

THIS ADDENDUM TO THAT CERTAIN FINDER’S AGREEMENT DATED THE 5th DAY OF JANUARY, 2009.

BETWEEN:

QUADRA PROJECTS INC. a body corporate incorporated in Nevada having an office at #200-245 East Liberty Street Reno, Nevada, USA 89501
(hereinafter referred to as “QUADRA” )

OF THE FIRST PART

AND

MAGNUM GROUP INTERNATIONAL INC., a body corporate incorporated in the Belize, having an office at No.5 New Road, P.O. Box 388, Belize City Belize
(hereinafter referred to as the “FINDER” )

OF THE SECOND PART

WHEREAS the FINDER and QUADRA have signed a Finder’s Agreement dated the 5th day of January 2009.

AND WHEREAS the FINDER and QUADRA desire to amend certain terms of that certain Finder’s Agreement.

AND WHEREAS the FINDER has sourced a leading edge, patented pyrolysis Energy Conversion and Waste Disposal System ( the “System” ) , which is a non polluting energy conversion and waste disposal system designed to convert organic waste to fuel and valuable byproducts such as fuel oil, activated carbon, fertilizer, producing no air pollution or ash to be land filled. It is designed to answer the global challenge of waste management of MSW (Municipal Solid Waste), which includes petrochemical compounds such as plastic waste, green waste, coal and tires while providing high recycled-content products and usable forms of power.

AND WHEREAS the Inventor of the System has assigned and transferred all his right, title and interest in the Invention and the said Energy Conversion and Waste Disposal Systems technology, by a Technology Purchase Agreement dated the 1st day of April 2009, to Quadra Marketing Corp., which will assign the following patent issued in Taiwan bearing Patent Number 285138 and the patent applications pending in the United States Patent and Trade Mark Office as file numbers US-2007-0231037-A1 and US-2007-0231224-A1 and the Patent Office in the Republic of China as file Numbers 200610066757.9 and 200610072434.8 to QUADRA ENERGY SYSTEMS INC., a wholly owned company of QUADRA.

AND WHEREAS the FINDER shall source financing on a best efforts basis, for the sale and operation of pyrolysis plants ( through Joint ventures or wholly owned ) worldwide, and as well, market the Energy Conversion Waste Disposal System internationally on behalf of QUADRA.

NOW THEREFORE WITNESSETH in consideration of the mutual covenants and other good and valuable consideration, QUADRA and the FINDER agree as follows:

1. That QUADRA shall pay to the FINDER a Finder’s Fee equivalent to Ten Per Cent (10%) of:

(a)	net proceeds from sales of the plants;

(b)	net revenues before income tax ( from commercial or joint venture operations ) earned by QUADRA for each quarter, as set out in QUADRA’s consolidated financial statement reviewed by QUADRA’s auditors in accordance with the generally accepted accounting principles (“GAAP”) of the United States of America.

2. The Finder’s Fee is payable 5 business days after every quarter. In the event that QUADRA has generated a net loss for a particular quarter, the net loss cannot be applied to any other income generating quarter.

3. The Finder’s Fee is for a term of Fifteen (15) years, which term shall commence the date the first pyrolysis plant is sold or QUADRA commences commercial production and generates revenue.

4. The Finder’s Fee can be negotiated again between the parties after the expiration of one year from the date of this Addendum Agreement.

5. A the sum of $150,000 USD shall be paid by QUADRA to the FINDER within 60 days from the signing of this Addendum.

6. (a) The terms and conditions of the FINDER’S AGREEMENT dated the 5th of January 2009 and entered into by QUADRA and the FINDER shall remain in full force and effect and remain unchanged except where the terms of the FINDER’s AGREEMENT are inconsistent with the terms of this Addendum Agreement.

     (b) This Addendum Agreement may only be cancelled before its maturity if and when both parties agree in writing to the effect.

7. Delivery of an executed copy of these resolutions by electronic facsimile transmission or other means of electronic communication capable of producing a printed copy will be deemed to be execution and delivery of these resolutions on the date set forth below.

IN WITNESS WHEREOF QUADRA and THE FINDER have signed this Addendum Agreement this 13th day of April 2009.

QUADRA PROJECTS INC.	MAGNUM GROUP INTERNATIONAL

Per:	Per:

President	President